Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James A. Briscoe, Chief Executive Officer, Chief Financial Officer and President of Liberty Star Uranium & Metals Corp. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the annual report on Form 10-K of Liberty Star Uranium & Metals Corp. for the period ended January 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Uranium & Metals Corp.

Dated: May 15, 2018	/s/ James A. Briscoe
James A. Briscoe
Chief Executive Officer, Chief Financial Officer and President
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liberty Star Uranium & Metals Corp. and will be retained by Liberty Star Uranium & Metals Corp. and furnished to the Securities and Exchange Commission or its staff upon request.